Exhibit 99.1

                                 STEMCELLS, INC.
                                 1996 STOCK PLAN


         1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                  a. "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

                  b. "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

                  c.       "Board" means the Board of Directors of the Company.

                  d. "Code" means the Internal Revenue Code of 1986, as amended.

                  e. "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

                  f.       "Common Stock" means the Common Stock of the Company.

                  g. "Company" means StemCells, Inc., a California corporation.

                  h. "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

                  i. "Director" means a member of the Board of Directors of the Company.



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                  j.       "Employee" means any person, including Officers and
                           Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  k. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  l. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                                    i.      If the Common Stock is listed on any
                                            established stock exchange or a
                                            national market system, including
                                            without limitation the NASDAQ
                                            National Market or The NASDAQ
                                            SmallCap Market of The NASDAQ Stock
                                            Market, its Fair Market Value shall
                                            be the closing sales price for such
                                            stock (or the closing bid, if no
                                            sales were reported) as quoted on
                                            such exchange or system for the last
                                            market trading day prior to the time
                                            of determination, as reported in The
                                            Wall Street Journal or such other
                                            source as the Administrator
                                            deems reliable;

                                    ii.     If the  Common  Stock  is  regularly
                                            quoted  by a  recognized  securities
                                            dealer  but  selling  prices are not
                                            reported,   its  Fair  Market  Value
                                            shall be the mean  between  the high
                                            bid and  low  asked  prices  for the
                                            Common  Stock  on  the  last  market
                                            trading  day  prior  to  the  day of
                                            determination; or

                                    iii.    In  the  absence  of an  established
                                            market  for the  Common  Stock,  the
                                            Fair Market Value  thereof  shall be
                                            determined  in  good  faith  by  the
                                            Administrator.

                  m. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.


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                  n.       "Nonstatutory Stock Option" means an Option not
                           intended to qualify as an Incentive Stock Option.

                  o. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  p. "Option" means a stock option granted pursuant to the Plan.

                  q. "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  r. "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

                  s. "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

                  t. "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

                  u. "Parent" means a "parent corporation," whether now or hereafter existing,as defined in Section 424(e) of the Code.

                  v.       "Plan" means this 1996 Stock Plan.

                  w. "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

                  x. "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

                  y. "Service Provider" means an Employee, Director or consultant.

                  z. "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

                  aa. "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.



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                  bb.      "Subsidiary" means a "subsidiary corporation,
                           " whether now or hereafter existing, as defined in
                           Section 424(f) of the Code.

         3.       Stock Subject to the Plan.  Subject to the provisions of
Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 120,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

                  If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

         4.       Administration of the Plan.

                  a. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

                  b. Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion.

                                    i.      to determine the Fair Market Value;

                                    ii.     to select the Service Providers to
                                            whom Options and Stock Purchase
                                            Rights may from time to time be
                                            granted hereunder;

                                    iii.    to determine the number of Shares to
                                            be covered by each such award
                                            granted hereunder;

                                    iv.     to approve forms of agreement for
                                            use under the Plan;

                                    v.      to determine the terms and
                                            conditions, of any Option or Stock
                                            Purchase Right granted hereunder.
                                            Such terms and conditions include,
                                            but are not limited to, the exercise
                                            price, the time or times when
                                            Options or Stock Purchase Rights
                                            may be exercised (which may be based
                                            on performance


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                                            criteria),  any vesting acceleration
                                            or     waiver     of      forfeiture
                                            restrictions, and any restriction or
                                            limitation  regarding  any Option or
                                            Stock  Purchase  Right or the Common
                                            Stock  relating  thereto,  based  in
                                            each  case  on such  factors  as the
                                            Administrator,     in    its    sole
                                            discretion, shall determine;

                                    vi.     to determine whether and under what
                                            circumstances an Option may be
                                            settled in cash under subsection
                                            9(f) instead of Common Stock;

                                    vii.    to reduce the exercise price of any
                                            Option to the then current Fair
                                            Market Value if the Fair Market
                                            Value of the Common Stock covered by
                                            such Option has declined since
                                            the date the Option was granted;

                                    viii.   to initiate an Option Exchange
                                            Program;

                                    ix.     to prescribe, amend and rescind
                                            rules and regulations relating to
                                            the Plan, including rules and
                                            regulations relating to sub-plans
                                            established for the purpose of
                                            qualifying for preferred tax
                                            treatment under foreign tax laws;

                                    x.      to allow Optionees to satisfy
                                            withholding tax obligations by
                                            electing to have the Company
                                            withhold from the Shares to be
                                            issued upon exercise of an Option or
                                            Stock Purchase Right that number of
                                            Shares having a Fair Market Value
                                            equal to he amount required to be
                                            withheld.  The Fair Market Value of
                                            the Shares to be withheld shall be
                                            determined on the date that the
                                            amount of tax to be withheld is to
                                            be determined.  All elections by
                                            Optionees to have Shares withheld
                                            for this purpose shall be made in
                                            such form and under such conditions
                                            as the Administrator may deem
                                            necessary advisable; and

                                    xi.     to construe and interpret the terms
                                            of the Plan and awards
                                            granted pursuant to the Plan.

                  c. Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

         5.       Eligibility.



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                  a.       Nonstatutory Stock Options and Stock Purchase Rights
                           may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

                  b. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year
                           (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  c. Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

         6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

         7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

         8.       Option Exercise Price and Consideration.

                  a. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                                    i.      In the case of an Incentive Stock
                                            Option

                                    (A)     granted to an Employee who, at the
time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes


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of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                    (B)     granted to any other Employee, the
per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                                    ii.     In the case of a Nonstatutory Stock
                                            Option

                                    (A)     granted to a Service Provider who,
at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                                    (B)     granted to any other Service
Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                                    iii.    Notwithstanding    the    foregoing,
                                            Options  may be  granted  with a per
                                            Share  exercise  price other than as
                                            required  above pursuant to a merger
                                            or other corporate transaction.

                  b. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1)cash, (2) check,
                           (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment.
                           In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9.       Exercise of Option.

                  a. Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in no case at a rate of less than 20% per year over five (5) years from the date the Option is granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder

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                           shall be tolled during any unpaid leave of absence.
                           An Option may not be exercised for a fraction of a Share.

                           An Option shall be deemed  exercised when the Company
receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

                           Exercise of an Option in any manner shall result in a
decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  b.       Termination of Relationship as a Service Provider.
                           If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  c. Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option
                           Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If such disability is not a "disability" as such term is defined in Section 22(e)
                           (3) of the Code, in the case of an


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                           Incentive  Stock Option such  Incentive  Stock Option
                           shall   automatically  cease  to  be  treated  as  an
                           Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within
                           the  time   specified   herein,   the  Option   shall
                           terminate, and the Shares covered by such Option shall revert to the Plan.

                  d. Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  e. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         10. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11.      Stock Purchase Rights.

                  a. Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions

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                           related to the offer,  including the number of Shares
                           that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

                  b. Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine, but in no case at a rate of less than 20% per year over five years from the date of purchase.

                  c. Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

                  d. Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

         12.      Adjustment Upon Changes in Capitalization, Merger or Asset
                  Sale.

                  a. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease


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                           in the  number  of  issued  shares  of  Common  Stock
                           effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been
                           "effected  without  receipt of  consideration."  Such
                           adjustment   shall  be  made  by  the  Board,   whose
                           determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                  b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen
                           (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

                  c. Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.
                           In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that
                           the Option or Stock Purchase Right shall be   fully
                           exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase


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                           or receive,  for each Share of Optioned Stock subject
                           to the  Option or Stock  Purchase  Right  immediately
                           prior  to  the   merger  or  sale  of   assets,   the
                           consideration   (whether   stock,   cash,   or  other
                           securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction
                           (and  if   holders   were   offered   a   choice   of
                           consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares);
                           provided,   however,   that  if  such   consideration
                           received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent
                           of  the  successor   corporation,   provide  for  the
                           consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of
                           Optioned   Stock  subject  to  the  Option  or  Stock
                           Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

         14.      Amendment and Termination of the Plan.

                  a. Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                  b. Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                  c. Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

         15.      Conditions Upon Issuance of Shares.



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                  a.       Legal Compliance. Shares shall not be issued pursuant
                           to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  b. Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         17. Reservation of Shares. The Company, during the term of this Plan, at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

         19. Information to Optionees and Purchasers. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.


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